Exhibit 15.4

 Our Ref: US7350_Consent letters_Coal.docx                                 18 February 2019

Dear Sirs/Mesdames:

RE:    United States Securities and Exchange Commission

I hereby consent to (a) SRK Consulting (UK) Limited being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2018 (the "2018 20-F”) as (i) having conducted an independent audit of the 2016 coal reserve estimates of ArcelorMittal's properties in Kazakhstan and (ii) having conducted an independent audit of the 2017 coal reserve estimates for ArcelorMittal's properties in the USA, and (b) the incorporation by reference of the 2018 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and Registration Statement No. 333-223400 on Form F-3.

For and on behalf of SRK Consulting (UK) Limited

/s/ Keith Philpott	/s/ Richard Oldcorn
Keith Philpott, Corporate Consultant, Coal Geology, Project Manager SRK Consulting (UK) Limited	Richard Oldcorn, Managing Director & Corporate Consultant (Due Diligence), Project Director SRK Consulting (UK) Limited